Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

December 3, 2012

AstraZeneca AB

SE-431 83 Mölndal

Sweden

Re: Out-License Agreement by and between AstraZeneca AB (“AstraZeneca”) and Flexion Therapeutics AG (“Flexion”) effective June 12, 2009 (the “Agreement”)

Dear Sirs,

This letter sets forth our mutual understanding and certain amendments to the Agreement with respect to Licensed Products and Compounds (the compound known as FX005 ([…***…])). Capitalized terms used herein and not otherwise defined shall be given the meaning in the Agreement. In consideration of the rights and covenants of the Parties the sufficiency of which is acknowledged, Flexion and AstraZeneca agree as follows:

1. The Parties agree that […***…] has been achieved for purposes of the Agreement and therefore under Section 3.5(d) Flexion is now free to grant sublicenses. Further, AstraZeneca confirms that it shall cease to have any rights under Section 3.6 or Section 3.10.3 on […***…] and furthermore having decided not to make an offer to Flexion under Section 3.6.3, AstraZeneca agrees that it hereby waives any remaining rights under Section 3.6 or Section 3.10.3 for the next […***…] from the date of this letter or if earlier until the […***…] (when any such rights will cease in any event), such that Flexion is now free to offer rights to a third party without any obligations to AstraZeneca under Section 3.6 or Section 3.10.3.

2. The Parties confirm and agree that AstraZeneca shall not have the right to terminate the Agreement (or to receive any payment under the Agreement) in connection with any Change of Control of Flexion, and Section 3.9 and the Agreement shall be interpreted accordingly. In addition, the Agreement shall not be construed to limit or require the prior consent of AstraZeneca in connection with the assignment, transfer or delegation of Flexion’s rights under the Agreement to an Affiliate or to a Third Party in connection with a Change of Control of Flexion or its Affiliates. The terms of the Agreement shall be interpreted accordingly, and Sections 3.9 and Section 20 of the Agreement are hereby amended in all necessary respects.

***Confidential Treatment Requested

3. As from September 30, 2009 Flexion Therapeutics, Inc. has assumed all of the right, title and interest of Flexion Therapeutics AG under the Agreement as a successor in interest to Flexion Therapeutics AG. All references in the Agreement to “Flexion” shall as from September 30, 2009 refer to Flexion Therapeutics, Inc., and AstraZeneca acknowledges and consents to the assignment of all right, title and interest in, to and under the Agreement and the assumption of all such rights, interests and obligations by Flexion Therapeutics, Inc. Flexion Therapeutics, Inc. undertakes to AstraZeneca to perform and discharge all obligations and liabilities of Flexion Therapeutics AG under the Agreement as if it had been the original party to the Agreement. In addition, Section 25.2 of the Agreement is hereby amended such that the address for notice to Flexion Therapeutics AG shall be deleted in its entirety and replaced with the following:

For:	Flexion Therapeutics, Inc.
Address:	300 TradeCenter, Suite 2460, Woburn, Massachusetts 01801 USA
Facsimile: +1 781 897 9970
For the attention of: Mike Clayman, M.D., Chief Executive Officer

With a copy to:	Cooley LLP
Address:	One Freedom Square
Reston Town Center
11951 Freedom Drive, Reston, Virginia 20190 USA
Facsimile: +1 703 456 8100
For the attention of: Kenneth Krisko, Esq.”

The Agreement shall continue in full force and effect in accordance with the provisions thereof, except as amended herein. This letter is governed by the terms of Sections 23, 27, 29 and 35 of the Agreement and may be executed on any number of separate counterparts.

Please acknowledge your agreement with the above by counter-signing below and returning a copy of the signed letter to me. Thank you.

Very Truly Yours,

/s/ Michael D. Clayman, M.D.

Michael D Clayman, MD

CEO, Flexion Therapeutics

For Flexion Therapeutics AG

mclayman@flexiontherapeutics.com

781-897-9961 (office)

978-877-1308 (US mobile)

For Flexion Therapeutics, Inc

AGREED TO BY:

ASTRAZENECA AB

By:	/s/ Christoph Pittius
Name:	Christoph Pittius, Ph.D.
Title:	VP CVGI SPBD
Date:	Dec. 10, 2012

cc:

Liam McIlveen

Deputy General Council

Corporate Legal-AstraZeneca UK Limited

1S92, Mereside, Alderley Park

Macclesfield, Cheshire

England SK10 4TF

Dr. Mark Rogers

AstraZeneca UK limited

T455/8 Alderley House, Alderley Park,

Macclesfield, Cheshire,

England SK10 4TF

Facsimile: +44 (0)1625 5902

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